UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

RICEBRAN TECHNOLOGIES

(Name of the Registrant as Specified in its Charter)

LF-RB MANAGEMENT, LLC

GARY L. HERMAN

MICHAEL GOOSE

STEPHEN D. BAKSA

LARRY HOPFENSPIRGER

RICHARD JACINTO II

EDWARD M. GILES

RICHARD BELLOFATTO

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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On June 14, 2016, at approximately 6:30 PM Eastern Time, LF-RB Management, LLC (“LF-RB”), Gary L. Herman, a Managing Member of LF-RB, Michael Goose, a Managing Member of LF-RB, Stephen D. Baksa, Larry Hopfenspirger, Richard Bellofatto, Edward M. Giles and Richard Jacinto II (collectively, the “LF-RB Group”) made available on http://www.viewproxy.com/RIBT/LF-RBmanagement/2016/ the material contained in the images set forth below. The LF-RB Group filed definitive proxy materials with the Securities and Exchange Commission on June 13, 2016, which are available at http://www.sec.gov, as well as at the LF-RB Group’s website set forth above.

The text of the disclaimer and other statements contained in the images shown above is set forth below:

FORWARD-LOOKING STATEMENTS

This website may include forward-looking statements that reflect the LF-RB Group’s current views with respect to future events. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar words are often used to identify forward-looking statements.  All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the control of the LF-RB Group or other persons making such statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Any forward-looking statements made on this website or in any document available on or posted to this website are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the LF-RB Group will be realized or, even if substantially realized, that they will have the expected consequences to, or effect on, the Company or its business, operations or financial condition. Factors that could cause actual results or financial condition of the Company to differ materially from those indicated in such forward-looking statements include general market, political, economic and business conditions, trends in the Company’s revenue, costs of revenue and gross margin and competitors and competition in the Company’s markets and industry.  Except to the extent required by applicable law, the LF-RB Group undertakes no obligation to update or revise any forward-looking statement.

 INTELLECTUAL PROPERTY

This website is protected by one or more copyrights, trademarks and/or other intellectual property and proprietary rights that are owned by the LF-RB Group, its members and/or third parties.  The intellectual property in and to all text and images on this website is owned by or licensed to the LF-RB Group or one of its members unless otherwise noted.  You may imprint, download or temporarily store extracts from this website for your personal information and use, but you may not publish, broadcast, retransmit, commercially exploit, create any derivative works of or otherwise distribute to others any portion of this website. You may not use this website for any purpose which is unlawful, abusive, libelous or obscene.  You may not decompose, decompile, reverse engineer, disassemble or otherwise deconstruct all or any portion of this website.

 ADDITIONAL INFORMATION REGARDING THE SOLICITATION

 The members of the LF-RB Group consist of LF-RB Management, LLC (“LF-RB”), Gary L. Herman, a Managing Member of LF-RB, Michael Goose, a Managing Member of LF-RB, Stephen D. Baksa, Larry Hopfenspirger, Richard Jacinto II, Edward M. Giles and Richard Bellofatto (collectively, the “LF-RB Group”). Each member of the LF-RB Group and each of Brent Rosenthal and Beth Bronner is a participant in this solicitation.  On June 13, 2016, the LF-RB Group filed with the SEC a definitive proxy statement (the “Proxy Statement”) in connection with the 2016 Annual Meeting of Shareholders of RiceBran Technologies, a California corporation (the “Company”).  On or about June 14, 2016, the participants in this solicitation and brokers and other intermediaries have commenced distributing copies of the Proxy Statement to shareholders of the Company.

 THE LF-RB GROUP STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT FILED BY THE LF-RB GROUP ON JUNE 13, 2016 AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.  THE LF-RB GROUP’S PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE LF-RB GROUP WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  ALLIANCE ADVISORS, LLC, THE LF-RB GROUP’S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE PROXY MATERIALS WITHOUT CHARGE UPON REQUEST BY CALLING TOLL-FREE AT (855) 742-8269.

For more information, please contact us:

Gary L. Herman

LF-RB Management, LLC

720 Fifth Avenue, 10th Floor

New York, NY 10019

gherman@gallowaycap.com

212-247-0581

Peter Casey

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Local Telephone:  973-873-7710

Toll Free Telephone:  855-742-8269

* * *

IMPORTANT ADDITIONAL INFORMATION

THE LF-RB GROUP STRONGLY ADVISES ALL SHAREHOLDERS OF RICEBRAN TECHNOLOGIES TO READ THE DEFINITIVE PROXY STATEMENT FILED BY THE LF-RB GROUP ON JUNE 13, 2016 AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. THE LF-RB GROUP’S PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE LF-RB GROUP WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. ALLIANCE ADVISORS, LLC, THE LF-RB GROUP’S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE PROXY MATERIALS WITHOUT CHARGE UPON REQUEST BY CALLING TOLL-FREE AT (855) 742-8269.